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                                                      EXHIBIT 99.1


Remarks of
Peter Kann, Chairman and Chief Executive Officer
Dow Jones & Company
Mid-Year Media Review
June 18, 2001



Good morning. It's a pleasure to be here today.

As others surely will observe this morning, the publishing business has
a strong cyclical component.   At Dow Jones, we capitalized on the
upside of this reality in the last five years to produce compounded revenue gains of 7% per year and EBITDA gains of 18% per year. Last year those numbers were 10% and 22%.

But now, of course, we are managing through the downside of the cycle, along with the rest of the industry.

This means that we have to be, and have been, vigilant and disciplined on costs, ensuring that we will navigate our way as profitably as feasible through the downturn.

At the same time, we remain committed to our vision for sustained value creation from our company's unparalleled brands, products, and content.

For example, we will expand the use of color in The Wall Street Journal beginning early next year, as we triple our color page capacity. That will benefit us next year - and long into our future.

In addition, as our company renews its long-range plan this year, we are aggressively exploring new markets and new customer segments.

These are the two principal themes that we would like to address this morning. First, the short-term challenge, and our response to the cycle. Second, our outlook for distinctive value creation, based on unique assets.

On the advertising front, the standard year-over-year comparisons have only magnified current weakness, as we compare this year to the very strong up-cycle of a year ago.

This is especially true for The Wall Street Journal, which, as you know, is a newspaper in form and frequency, but competes with magazines as a national and global advertising medium.

At the Journal, advertising linage, or volume, up an extraordinary 39% per issue over the first five months of 2000, is down 34% through May of this year. Those declines generally track those of business and other magazines.



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With the benefit of hindsight, May of 2000 marked the end of 20-to-40%
year-over-year growth and the conclusion of an unsustainable twelve-month growth spurt in key technology and finance sector advertising.

The Journal is the number one advertising vehicle in both the technology and finance sectors. Together, technology and finance comprised half of the Journal's advertising volume last year. Some ad categories - such as personal computers, computer hardware, and luxury autos -- remain healthy this year. But let's focus on the two biggest that are not.

Today, the technology sector is retrenching. Business-to-consumer dot.com advertising, while never a big part of our ad base, is essentially gone. The business-to-business component is down, as technology capital spending has been broadly reduced from a year ago. In total, through the first five months of the year, technology linage, which rose 143% last year, has declined 49% in 2001.

In the financial sector, tombstone/IPO activity has fallen from record levels a year ago. More generally, financial advertising volume, after rising 39% in the first five months of 2000, is down 35% so far this year. Again, as most of you know, some important components of financial advertising are unique to the Journal. When they exist, we get them; when they don't, we don't.

As you also know, our business has pronounced operating leverage. As we reported in April, first quarter earnings were well down from the level of a year ago. That will be true in the second quarter as well. With two weeks to go in the quarter, and in light of the expense reductions we undertook in the first quarter, as well as some additional cost savings this quarter, we still hope to meet the earnings consensus of 50 cents.

But while we hope to hit that number, I must tell you that we have seen no improvement in advertising volume in June, despite some easing of comparisons, and have no visibility, at this point, to when improvement will begin. Consequently, we are not, at this time, going to provide earnings guidance for the third quarter or the balance of the year.

I would emphasize, however, that the current challenge is short-term - cyclical, not secular, in nature.

There are no advertising sectors I would rather dominate, as a foundation for long-term growth in the U.S. and worldwide, than technology and finance.

Nonetheless this leg of the cycle does require a strong response. With the significant cost reductions we put in place early in the second quarter, as we have said, we will deliver $90 million of cost savings this fiscal year, and nearly $120 million on an annual basis. These are fixed costs, not variable, and most are permanently out of our cost base. Rich will have more to say about this in a moment.

And so, when the economic recovery comes, we are better positioned as a stronger and leaner company, to take advantage of the upside.

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In the meantime, it's worth pointing out that not all of our businesses track the Journal's cycle. Our business-to-business electronic services, Dow Jones Newswires and Factiva, don't depend on advertising. And our Ottaway community newspapers have dominant franchises in markets which have been much more stable this year.

We will be prepared to detail our strategic plan for 2002-2004, and to share it with you, in December. But for now, I can say, generally, that we will follow a four-tiered growth strategy for sustained value creation.

The strategic vision will remain essentially the same. Dow Jones publishes the world's most vital business and financial news and information. We create value by fully leveraging the leading global brands in our sector, and by aggressively employing the "chemistry of publishing," of which our people are masters.

The four tiers of our new growth strategy, enabling us to continue executing this vision, are as follows:

First, we will pursue the organic growth opportunities arising directly from existing businesses. Historically, this has taken such forms as our expanded and redesigned international editions of the Journal, as well as Weekend Journal, our very successful Friday fourth Journal section, that has been a success with readers and that has broadened our advertising base in upscale consumer categories.

Next year, we'll deploy the added color page capacity we've been building for the Journal since 1998. We're particularly enthusiastic about this because, even in the current advertising environment, color pages in May were at the same level of a year ago, with strength continuing in June.

Second, we will also seek to develop business opportunities that leverage our brands and competencies in business news and information in new areas, and with new products and services. The Wall Street Journal Online, with more than 575,000 paid subscribers, is the largest paid site on the web. The Wall Street Journal Sunday, at almost 9 million circulation, is the largest personal finance print vehicle in the United States. These are but two examples of what I mean by such opportunities. One focus of our planning process is to leverage our brands in this way even more systematically than in the past.

Third, we will pursue strategic acquisitions and partnerships that, again, leverage our brands and core competencies. I don't mean to say that anything material is imminent in this regard; it isn't. I do mean to say that we regard acquisitions and alliances as one of four primary pathways to growth. As Rich will note, we are prepared to assume a somewhat higher level of debt than we have in recent years, if that should prove necessary to pursue such opportunities, while, of course, still maintaining our high credit quality standards.

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Alliances would follow on such initiatives in recent years as Factiva, our joint venture in the desktop market with Reuters. Factiva was founded in July 1999. Last summer, we launched Factiva Publisher, which integrates Factiva's archive and search capabilities with corporate intranets. The launch was accomplished on-time and Publisher has received strong endorsement in the marketplace. While it is still early days for Factiva, the business turned sustainably EBITDA positive last year.

We were very pleased last week to announce the launch of Factiva.com, the next in our new suite of Factiva-branded products. Factiva.com is the successor product to both Dow Jones Interactive and Reuters
Business Briefing, and we'll be migrating our customers off those legacy products.

Other alliances include our exchange of equity stakes in The Wall
Street Journal Europe and Handelsblatt with the von Holtzbrinck group, and our global alliance with NBC in CNBC.

But outright acquisitions in areas of core competence are also something we're open to-considerably more so than when values were more inflated than they are today.

Finally, the fourth leg of our growth strategy will build on our strong record of share repurchase. In the current business climate, it is worth noting that, even in tough times, Dow Jones consistently has generated cash flow over and above our dividends and capital investment. Consistent and direct return to our owners in the form of share repurchase, and the related compounding of earnings per share over time, will continue, so long as it remains among the highest-return use of our cash flow.

Before I close, there is one other, somewhat broader, subject I'd like to address.

While short-term shortfalls do require some short-term response-and while we have responded, and will respond-I want to ask you to join me for a minute in taking a longer view. Or at least to understand why my colleagues and I take a longer view.

Let me place the present situation in some context and remind you about steps we did not take last year. I also want to talk about things we won't be doing this year.

We did not ramp up spending last year as if the dot-com advertising boom was permanent, and so we won't be indiscriminately slashing spending this year - as opposed to making prudent targeted cuts.

While we've invested, during the last six years, in creating and growing The Wall Street Journal Online, we've limited total losses to less than some pretenders to the same web space lost last year alone. And, unlike some, we didn't let online losses swamp offline profits. So, while we'll be trimming our costs this year, we won't be doing so at the expense of the essential quality of the product, or of its continuing growth.

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We didn't, last year, abandon our belief that our content has value, and that readers will pay value for value, even on the web. So we don't have to figure out how to change our business model this year-because we already have the business model others are now seeking to create.

We didn't seek to ration scarce advertising space in the Journal last year by raising prices to profiteering levels, as some urged at the time, and so can stick to our pricing even through this downturn. By the same token, we won't be discounting off the rate-card in this environment, as some now suggest, so that we'll be able to raise prices, and get those prices, when the economic climate improves.

We didn't bifurcate our equity last year with securities premised on economic theories that made no sense. And so we remain intent, this year and every year, on building shareholder value for all of our shareholders.

We avoided those fads - and we'll avoid this year's as well.

We recognize that everyone whose revenues depend in large measure on advertising is in a cyclical business. We didn't deny that last year, and we won't try to bull our way past it this year.

Advertising is in a down cycle. That means expenses must be tightly controlled. But, having put such controls in place, it also means that profits and profit margins will be down this year. We won't attempt to preserve those margins in this environment by eating our seed corn, by stopping the development of new or improved products.

And we certainly won't waver-today, tomorrow, or ever-- in our commitment to the quality of our journalism, and in providing our journalists with the resources necessary to sustain that quality. We remain very much aware that the essentiality, authority and integrity of our products and services, are the way we create and grow shareholder value.

Now, Rich Zannino, who joined our company as chief financial officer in February, has some remarks that will expand on some of the points I've mentioned. After that, we will be pleased to take your questions.


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SLIDES FROM PRESENTATION

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

(Slide 1)

Dow Jones
Mid-Year Media Review
June 18, 2001

Dow Jones

(Slide 2)

Dow Jones
Mid-Year Media Review
Peter Kann
Chairman & Chief Executive Officer

Dow Jones

(Slide 3)

Capitalizing On a Strong Environment
1996 thru 3000 ($ Millions)

Graph: Revenue
$ Millions
Year    Revenue
1996    $1,665
1997     1,797
1998     1,872
1999     2,002
2000     2,203
CAGR     7.3%

Note: Excludes Telerate, one-time Index fees and non-recurring items

Graph: EBITDA
$ Millions
Year    EBITDA
1996    $312
1997     412
1998     417
1999     496
2000     606
CAGR     18.1%

Note: Excludes Telerate, one-time Index fees and non-recurring items

Dow Jones

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(Slide 4)

Today's Topics
Two principal themes
  - Short-term challenge and response
  - Outlook for distinctive value creation based on unique assets

Dow Jones

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(Slide 5)

The Wall Street Journal Linage Growth
Graph

Recent cyclical decline follows strong 5-year growth
Index 1995 = 100
Year    Linage
1995     100
1996     114
1997     130
1998     128
1999     151
2000     172

Dow Jones

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(Slide 6)

Cyclical Downturn

- Journal advertising led down by technology and financial categories
- Challenge is cyclical not secular
- Delivering significant cost reductions
- Subscription-based businesses remain strong
     Dow Jones Newswires - News to profit by.
     Factiva
     Dow Jones Indexes - The markets' measure.
- Ottaway community newspapers relatively stable

Dow Jones

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(Slide 7)

Four Tiered Growth Strategy
1. Pursue organic growth opportunities

(Pictures of print advertisements and a front page of Weekend Journal)

Dow Jones

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(Slide 8)

Four Tiered Growth Strategy
1. Pursue organic growth opportunities
2. Develop new business opportunities that leverage our brands and core competencies in business news and information

(Pictures of WSJ.com home page and The Wall Street Journal Sunday)

Dow Jones

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(Slide 9)

Four Tiered Growth Strategy
1. Pursue organic growth opportunities
2. Develop new business opportunities that leverage our brands and core competencies in business news and information
3. Pursue strategic acquisitions and partnerships that leverage our brands and core competencies

(Logos for Factiva; CNBC - a Service of NBC and Dow Jones;
Handelsblatt)

Dow Jones

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(Slide 10)

Four Tiered Growth Strategy
1. Pursue organic growth opportunities
2. Develop new business opportunities that leverage our brands and core competencies in business news and information
3. Pursue strategic acquisitions and partnerships that leverage our brands and core competencies
4. Continue share repurchases

Dow Jones

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(Slide 11)

Sensible Operating Strategies
- Committed to a rational internet business
- Committed to advertising price integrity
- Committed to profitable investment for the long-term
- Committed to strategic vision

Dow Jones

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(Slide 12)
A Virtuous Circle
- Publish the world's most vital business and financial news and information
- Quality journalism is the engine of success
- Journalistic success increases shareholder value

Dow Jones